Exhbit 10.17

ACKNOWLEDGEMENT, WAIVER AND CONSENT AGREEMENT

This Acknowledgement, Waiver and Consent Agreement (this “Agreement”) is dated as of January 14, 2022, and is made by and among BCP QualTek HoldCo, LLC, a Delaware limited liability company (the “Company”), the purchasers of the Notes (as defined herein) listed as signatories hereto (each, a “Purchaser” and collectively, the “Purchasers”), and Roth CH Acquisition III Co., a Delaware corporation (the “SPAC”).  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note.

RECITALS

WHEREAS, the Company, the Purchasers and the SPAC entered into those certain Note Purchase Agreements, dated as of June 16, 2021 (the “NPAs”), pursuant to which the Company sold Purchasers, and Purchasers purchased from the Company, $44,400,000 in aggregate principal amount of one or more convertible notes of the Company (collectively, the “Notes”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth in the NPA and the Notes; and

WHEREAS, each Purchaser (a) is a sophisticated investor, (b) has asked the Company and the SPAC questions concerning the Company, the SPAC and their investments and has received satisfactory answers to such questions, and has had access to such other information concerning Company, the SPAC and their investments as it has requested, in order to make an informed and voluntary decision to enter into this Agreement, (c) has adequate information concerning the Company and the SPAC to make an informed decision regarding the transactions contemplated hereby and (d) has independently made Purchaser’s own analysis and decision to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1	Acknowledgements by the Parties. The Company, each Purchaser and the SPAC acknowledge and agree that:
1.1

concurrently with the execution and delivery of this Agreement, the Purchaser and the Company shall enter, and are entering, into Amendment No. 1 to the Note, attached hereto as Exhibit A, pursuant to which the price per share of Buyer Class A Common Stock (as defined in the BCA) at which the Note will convert into shares of Buyer Class A Common Stock shall be reduced from $8.00 per share to $6.40 per share in accordance with Section 3(a) of the Note;

1.2

(a) the BCA is being amended and (b) the subscription agreements for the PIPE Investors (as defined in the BCA) (other than the subscription agreements for PIPE Investors who are affiliates of Brightstar Capital Partners or the SPAC) are being amended to lower the per share purchase price of the SPAC common stock subscribed for thereunder from $10 to $8 (the “PIPE Amendments”);

1.3

the Founder Shares Forfeiture and Lock-Up Agreement (the “Founder Shares Agreement”), dated as of June 16, 2021, by and between the Company, the SPAC, and each of the Holders (as defined in the Founder Shares Agreement), shall be terminated as of the date hereof;

1.4

in accordance with the terms set forth in that certain Term Sheet attached hereto as Exhibit B, the Company and/or the SPAC may issue senior unsecured convertible notes prior to, concurrently with, or immediately following the Closing, up to $90 million of which senior unsecured convertible notes will be issued to Fortress Credit Corp., $10 million of which senior unsecured convertible notes will be issued to entity(ies) affiliated with Brightstar Capital Partners with additional senior unsecured convertible notes to be issued to PIPE Investors that exchange their commitments pursuant to such PIPE Investor’s subscription agreement for certain of such senior unsecured convertible notes and which senior unsecured convertible notes will be convertible into Buyer Class A Common Stock (as defined in the BCA) (the “Permitted Backstop Issuance”), with the proceeds thereof to be used primarily for general working capital of the Company and the other Group Companies and the funding of any acquisition(s) of all or a part of another Person(s) or assets of such Person(s);

1.5

as of the date of this Agreement, to the knowledge of such Purchaser, neither the Company nor the SPAC are in default under the NPA or the Note (as amended) and no event or condition has occurred or exists which would constitute a default by the Company or the SPAC under the NPA or the Note (as amended);

1.6

each Purchaser has reviewed any and all information disclosed and provided to date, including any information made available, publicly or otherwise, to Purchaser by the Company, the SPAC or their respective representatives , and has made its own decision based on its own judgment, due diligence and advice from its advisors, as applicable, as it, he or she has deemed necessary and not based on any view expressed by any other person or entity;

1.7

each Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person by or on behalf of the Company or the SPAC, or any of their respective agents, attorneys, other advisors their respective affiliates, except for the express statements, representations and warranties of the Company made or contained in this Agreement and any other representations and warranties are disclaimed by the Company and the SPAC, and their respective affiliates, agents and advisors; furthermore, each Purchaser acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company or the SPAC to such Purchaser in connection herewith constitutes legal, tax or investment advice;

1.8

except as expressly modified herein and hereby, the Note, the NPA, the BCA, and the subscription agreements for the PIPE Investors shall continue in full force and effect in accordance with their terms after the the date hereof;

1.9	the SPAC will file a form of this Agreement as an exhibit to a Current Report on Form 8-K and other filings with the Securities and Exchange Commission; and
1.10	each party has complied in all respects with its obligations under Section 6 of the NPA.

2

WAIVER AND CONSENT. By executing this Agreement, each Purchaser (a) consents and hereby approves the Permitted Backstop Issuance and the PIPE Amendments; (b) acknowledges that the Company shall have no liability to Purchaser, and Purchaser expressly waives any and all rights to notice or other rights or remedies Purchaser may have as a result of the Permitted Backstop Issuance or the PIPE Amendments; and (c) waives any breach or right to notice, event of default or right of termination or modification that would be caused by the Permitted Backstop Issuance or the PIPE Amendments.

3	MISCELLANEOUS. Article 7 of the NPA is hereby incorporated by reference and made a part hereof, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

BCP QUALTEK HOLDCO, LLC
By:
Name:
Title:

ROTH CH ACQUISITION III CO.
By:
Name:
Title:

PURCHASERS

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

(attached)

EXHIBIT B

(attached)